Exhibit 23.1

KPMG LLP
Chartered Accountants	Telephone	(416) 777-8500
Bay Adelaide Centre	Fax	(416) 777-8818
333 Bay Street Suite 4600	Internet	www.kpmg.ca
Toronto ON M5H 2S5
Canada

Consent of Independent Registered Public Accounting Firm

The Board of Directors of Molycorp, Inc.:

We consent to the incorporation by reference in Registration Statement No. 333-169450 on Form S-8 and Registration Statement No. 333-176107 on Form S-3 of Molycorp, Inc. of:

•                  our report dated June 7, 2012 on the consolidated statements of financial position of Neo Material Technologies Inc. (the “Company”) as of December 31, 2011, December 31, 2010 and January 1, 2010, and the related consolidated statements of income, comprehensive income, changes in equity and cash flows for the years ended December 31, 2011 and December 31, 2010

•                 our report dated June 7, 2012 on the consolidated balance sheets of the Company as of December 31, 2010 and December 31, 2009, and the related consolidated statements of income, cash flows, shareholders’ equity and comprehensive income for the years then ended each of which appears in Form 8-K of Molycorp, Inc. dated June 7, 2012.

/s/ KPMG LLP

Chartered Accountants, Licensed Public Accountants

Toronto, Canada
June 7, 2012